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                                                            Part C Exhibit 24.10

                [LETTERHEAD OF GOODWIN, PROCTER & HOAR L.L.P.]


                                 June 27, 1997


The Govett Funds, Inc.
250 Montgomery Street
San Francisco, California 94104

Ladies and Gentlemen:

     As counsel to The Govett Funds, Inc., a corporation organized under the laws of the State of Maryland (the "Company"), we have been asked to render our opinion in connection with the proposed issuance by the Company of shares of the Institutional Class of Common Stock, $0.00001 par value per share (the "Shares"), of Govett International Equity Fund, Govett Smaller Companies Fund, Govett Latin America Fund, Govett Emerging Markets Fund, Govett Pacific Strategies Fund and Govett Global Income Fund (the "Funds"), each of which is a series of the Company which has been established and designated pursuant to
Article IV of the Company's Articles of Amendment and Restatement, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 18 under the Securities Act of 1933 to the Registration Statement on Form N-1A (Securities Act File No. 33-37783), to be filed by the Company with the Securities and Exchange Commission (as amended, the "Registration Statement").

     We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion.

     We do not hold ourselves out as being experts in, and do not express any opinion herein under or with regard to, the laws of any other jurisdiction other than the laws of The Commonwealth of Massachusetts and the Federal laws of the United States of America, subject to the following sentence. In rendering the opinions below with respect to matters of Maryland law, we have relied, with your permission and without independent investigation or review, on the opinion of Piper & Marbury L.L.P. of even date with respect to matters of Maryland law. A copy of such opinion is attached hereto.

     Based upon the foregoing, we are of the opinion that:

     1. The Company has been duly organized and is validly existing pursuant to the laws of the State of Maryland; and

     2. The Shares that are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable.
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The Govett Funds, Inc.
June 27, 1997
Page 2

     We consent to a copy of this opinion being filed as an exhibit to the foregoing Registration Statement.

                                     Very truly yours,




                                     GOODWIN, PROCTER & HOAR L.L.P.

/hex
Attachment
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                    [LETTERHEAD OF PIPER & MARBURY L.L.P.]


                                 June 27, 1997


The Govett Funds, Inc.
250 Montgomery Street
Suite 1200
San Francisco, CA  94104

            Registration Statement on Form N-1A
            -----------------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to The Govett Funds, Inc. (the "Fund"). This opinion is being furnished in connection with the registration by the Fund of an indefinite number of shares of the Institutional Class of each series of Common Stock, $.00001 par value (the "Shares"), pursuant to a registration statement on Form N-1A (File No. 333-7783), as amended (the "Registration Statement") under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the creation of such Institutional Class of each series and authorizing the issuance and sale of the Fund's shares from time to time in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.
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     2.  The Institutional Class shares to be issued by the Fund pursuant to the
Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Messrs. Goodwin, Procter & Hoar L.L.P. are authorized to rely upon this opinion in rendering any opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,